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                                                                   EXHIBIT 99.21

                                 AMENDMENT NO. 4

                                       TO

                                RIGHTS AGREEMENT


         AMENDMENT NO. 4 TO RIGHTS AGREEMENT, dated as of June 29, 1999 (the "Amendment"), between GAINSCO, INC., a Texas corporation (the "Company"), and Continental Stock Transfer & Trust Company (the "Rights Agent").

                                   WITNESSETH

         WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of March 3, 1988 (as subsequently amended, the "Rights Agreement") (terms defined in the Rights Agreement are used herein with the same meaning unless otherwise defined herein);

         WHEREAS, the Company and Goff Moore Strategic Partners, L.P., a Texas limited partnership ("GMSP"), have entered into a Securities Purchase Agreement dated as of June 29, 1999; and

         WHEREAS, the Board of Directors of the Company has authorized and directed that the Rights Agreement be amended as hereinafter set forth:

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

         SECTION 1. The definition of Acquiring Person in the Rights Agreement is hereby amended to read in its entirety as follows:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Stock then outstanding, but shall not include
         (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or an entity holding shares of Common Stock for, or pursuant to the terms of, any such plan or (iv) any GMSP Entity until the GMSP Exclusion Termination Date. For purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any



AMENDMENT NO. 4 TO RIGHTS AGREEMENT
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         Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of the dividend. As used in this Agreement, (i) "GMSP" means Goff Moore Strategic Partners, a Texas limited partnership, (ii) "GMSP Entity" means one or more of GMSP and any Affiliate or Associate of GMSP (individually or collectively),
         (iii) "Securities Purchase Agreement" means the Securities Purchase Agreement dated June 29, 1999, between the Company and GMSP, and (iv) "GMSP Exclusion Termination Date" means the earlier to occur of (A) the termination (other than pursuant to the successful consummation of the transactions contemplated thereby) of the Securities Purchase Agreement and (B) such time as one or more of the GMSP Entities (individually or collectively) become(s) the Beneficial Owner of more than 35% of the Common Stock then outstanding (other than to the extent that any GMSP Entity becomes the Beneficial Owner of more than 35% of the Common Stock then outstanding (i) as a direct result of the repurchase or purchase by the Company or any Subsidiary of the Company of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, unless thereafter any GMSP Entity purchases additional shares of Common Stock, or (ii) as a result of acquiring Beneficial Ownership of additional shares of Common Stock pursuant to any stock option or other employee benefit plan of the Company).

         SECTION 2. Except as expressly amended hereby, the Rights Agreement is hereby ratified and confirmed and shall remain in full force and effect.





AMENDMENT NO. 4 TO RIGHTS AGREEMENT

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                     GAINSCO, INC.


By    /s/ Sam Rosen                         By   /s/ Glenn W. Anderson
  -------------------------------             ---------------------------------
  Name:  Sam Rosen                            Name:  Glenn W. Anderson,
  Title: Secretary                            Title: President and Chief
                                                     Executive Officer



Attest:                                     CONTINENTAL STOCK TRANSFER
                                              & TRUST COMPANY


By   /s/ Thomas Jennings                    By    /s/ W.F. Seegraber
  -------------------------------             ---------------------------------
  Name:  Thomas Jennings                       Name:  W.F. Seegraber
  Title: Assistant Secretary                   Title: Vice President





AMENDMENT NO. 4 TO RIGHTS AGREEMENT

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